Exhibit 99.1
PRESS RELEASE

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com
Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	howard.karesh@hillrom.com

HILLROM REPORTS FISCAL THIRD QUARTER FINANCIAL RESULTS THAT EXCEED GUIDANCE AND RAISES FISCAL 2021 GUIDANCE

CHICAGO, July 30, 2021 -- Hillrom (NYSE: HRC) today announced financial results for its fiscal third quarter ended June 30, 2021, and raised its full-year fiscal 2021 guidance.

For the fiscal third quarter, Hillrom reported GAAP earnings of $0.74 per diluted share compared to $1.40 per diluted share in the prior-year period. On an adjusted basis, excluding special items, earnings of $1.38 per diluted share exceeded the company’s previously issued guidance range of $1.32 to $1.36 per diluted share. As previously disclosed, third quarter financial results reflect a difficult comparison to fiscal third quarter 2020, which benefited from a surge in one-time COVID-related revenue of approximately $130 million and adjusted earnings of $0.60 per diluted share.

“Our dedicated, global team continues to support customers’ evolving needs and we remain encouraged by the building momentum and recovery in our underlying business. This resulted in third quarter financial performance that exceeded expectations, illustrating the benefits of Hillrom’s accelerated transformation, the resiliency of our portfolio, and our ongoing commitment to Advancing Connected Care™,” said John Groetelaars, Hillrom president and CEO. “As we look forward, we remain committed to driving sustainable and profitable growth, achieving our strategic objectives, and unlocking significant value for patients, caregivers and shareholders as we deliver on our mission.”

Fiscal Third Quarter 2021 Financial Results
For the fiscal third quarter, worldwide revenue of $718 million declined 6 percent on a reported basis and 9 percent on a constant currency basis. Excluding last year’s one-time COVID-related revenue of Med-Surg and ICU bed systems and non-invasive ventilators, worldwide revenue advanced 13 percent on a reported basis (or 10 percent on a constant currency basis). Strong underlying performance was driven by continued recovery across all three business segments, with no material benefit in the current period from elevated COVID demand.

By Reporting Segment:

•Patient Support Systems revenue of $376 million declined 16 percent on a reported basis and 18 percent on a constant currency basis. Excluding last year’s one-time COVID-related revenue, Patient Support Systems revenue increased 11 percent on a reported basis (or 9 percent on a constant currency basis), reflecting normalized demand for bed systems and rentals, and robust growth of more than 35 percent from the company’s care communications platforms.

•Front Line Care revenue of $266 million increased 6 percent on a reported basis and 3 percent on a constant currency basis. Excluding last year’s one-time Life2000® non-invasive ventilator stockpile orders, Front Line Care revenue increased 17 percent on a reported basis (or 14 percent on a constant currency basis), with accelerated recovery across key Welch Allyn® products as physician office visits return to pre-COVID levels. Physician-based products consist of physical assessment tools, diagnostic cardiology monitors and vision care products, including the Welch Allyn® RetinaVue® 700 Imager used in the screening of diabetic retinopathy.

•Surgical Solutions revenue of $76 million improved 12 percent on a reported basis and 8 percent on a constant currency basis. Performance was driven by an upturn in demand for operating room tables, including record placements of Integrated Table Motion, as well as patient positioning products as surgical procedures rebound.

Recent Highlights:
Supporting the company’s strategies and financial performance were several key achievements aimed at advancing innovation, transforming the portfolio, and delivering sustainable value to shareholders. Highlights include:

•Achieving more than $480 million in new product revenue during the first nine months of fiscal 2021, an increase of 11 percent. The company has now launched 10 new products year-to-date, including the recent introduction of the Helion™ Integrated Surgical System for the U.S. market. This technology came to Hillrom with the 2020 Videomed acquisition and provides surgical teams with operating room connectivity, flexibility to improve operational efficiency and throughput, and seamless communications to enhance patient outcomes.

•Expanding Hillrom’s existing share repurchase authorization by $500 million, which the company’s board of directions approved on July 7, 2021. Based on this action, the share repurchase plan currently has approximately $533 million of repurchase authority available. Shares will be repurchased in the open market or through private transactions at times and amounts determined by the company based on its evaluation of market conditions and other factors. The share repurchase authorization has no expiration date, and there is no change in the company's capital allocation priorities.

•Delivering significant value to shareholders through increased dividends and share repurchases. In the fiscal second quarter of 2021, Hillrom raised its dividend for the eleventh consecutive year, and on a year-to-date basis has returned $186 million to shareholders through dividends and share repurchases.

•Receiving recognition by DiversityInc and the National Diversity Council Index for Hillrom’s commitment to diversity, inclusion and belonging initiatives. Hillrom has been named a “Noteworthy Company” for the second year in a row as part of the DiversityInc Top 50 Companies, a designation acknowledging leadership accountability, talent programs, workplace practices, supplier diversity efforts and overall corporate philanthropy. In addition, Hillrom is being added to the National Diversity Council Index, which rates companies on CEO engagement, corporate initiatives, policies, and programs in support of inclusion.

2021 Financial Outlook:
For the full year, Hillrom now expects revenue to increase 3 percent to 4 percent on a reported basis. In addition, the company now expects adjusted earnings, excluding special items, of $6.08 to $6.12 per diluted share and operating cash flow of approximately $480 million. This compares to the company’s previous guidance of reported revenue growth of 1 percent to 3 percent, adjusted earnings of $6.00 to $6.10 per diluted share and operating cash flow of $440 to $460 million.

For the fiscal fourth quarter 2021, Hillrom expects revenue to increase 6 percent to 7 percent on a reported basis, and adjusted earnings, excluding special items, of $1.44 to $1.48 per diluted share.
The ongoing scope and evolution of the pandemic remains uncertain and could present pandemic-related risks or opportunities that may require updates to the fiscal 2021 guidance ranges provided today.

Discussion of Adjusted Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP), Hillrom routinely provides operating margin, income before taxes, income tax expense, and earnings per diluted share results on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations, and reveal underlying operating trends. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, changes in tax accounting methods, other tax law changes and expenses associated with these tax items, the impacts of significant litigation matters, certain impacts of the COVID-19 pandemic, and other unusual events. The company also excludes expenses associated with the amortization of purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

The company also routinely provides earnings per diluted share guidance on an adjusted basis. This excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be $1.23 to $1.28 per diluted share for the fiscal year 2021. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges, and other special items or unusual items in our guidance because such items are evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible, and a full reconciliation of non-GAAP earnings per diluted share guidance to GAAP earnings per diluted share has not been provided. However, as a result of acquisitions, our ongoing portfolio and business optimization initiatives, and any change to the transitional impacts from U.S. tax reform legislation, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin, income tax expense and earnings per diluted share.

The company also presents certain results on a constant currency basis, which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Management believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

Conference Call Webcast and Dial-in Information
The company will host a conference call and webcast today beginning at 7:30 a.m. (CT) / 8:30 a.m. (ET).

Conference Call Audio Only Dial-in Information: To participate in the conference call, dial (844) 654-5620 (domestic) or (647) 253-8654 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The confirmation code is 5286501.

Webcast: A simultaneous webcast of the call will be accessible via the company's website at www.hillrom.com. A supplementary presentation will be posted to the Hillrom website prior to the webcast.

A recording of the webcast/call audio will be available for telephone replay for a period of 7 days following the earnings call. To access the replay, dial (800) 585-8367 (domestic) or (416) 621-4642 (international). For the replay, callers will need to use confirmation code 5286501. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at www.hillrom.com.

About Hillrom
Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by Advancing Connected Care™. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through digital and connected care solutions and collaboration tools, including smart bed systems, patient monitoring and diagnostic technologies, respiratory health devices, advanced equipment for the surgical space and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Disclosure Regarding Forward-Looking Statements
Certain statements in this release relating to Hillrom’s future plans, objectives, beliefs, expectations, representations and projections, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. It is important to note that forward-looking statements involve significant risks and uncertainties and are not guarantees of future performance, and Hillrom’s actual results could differ materially from those set forth in any forward-looking statements. For a more in-depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Hillrom’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Hillrom assumes no obligation to update or revise any forward-looking statements, unless required by law.

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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30		Nine Months Ended June 30
	2021	2020	2021	2020
Net Revenue
Product sales and service	$635.5	$685.8	$1,956.5	$1,947.1
Rental revenue	82.2	81.7	264.3	228.6
Total net revenue	717.7	767.5	2,220.8	2,175.7

Cost of Net Revenue
Cost of goods sold	306.6	323.1	948.9	946.6
Rental expenses	36.6	35.4	110.8	110.9
Total cost of net revenue (excludes acquisition-related intangible asset amortization)	343.2	358.5	1,059.7	1,057.5

Research and development expenses	36.3	34.4	105.6	100.3
Selling and administrative expenses	215.9	202.3	648.6	609.0
Acquisition-related intangible asset amortization	27.0	27.5	80.7	81.3
Special charges	5.9	9.5	40.1	26.1
Operating Profit	89.4	135.3	286.1	301.5

Interest expense	(15.7)	(17.3)	(50.6)	(55.8)
Loss on extinguishment of debt	(9.8)	—	(9.8)	(15.6)
Investment income (expense) and other, net	(3.4)	2.2	12.7	(10.5)

Income Before Income Taxes	60.5	120.2	238.4	219.6

Income tax expense	11.3	26.3	43.3	39.0

Net Income	$49.2	$93.9	$195.1	$180.6

Net Income per Basic Common Share	$0.74	$1.41	$2.94	$2.71

Net Income per Diluted Common Share	$0.74	$1.40	$2.92	$2.68

Average Basic Common Shares Outstanding (in thousands)	66,267	66,558	66,353	66,660

Average Diluted Common Shares Outstanding (in thousands)	66,841	67,183	66,869	67,292

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue Constant Currency (Unaudited)
(In millions)

					U.S.	OUS
	Three Months Ended June 30		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2021	2020

Net Revenue:
Product sales and service	$635.5	$685.8	(7.3)%	(9.8)%	(1.4)%	(17.6)%	(24.4)%
Rental revenue	82.2	81.7	0.6%	(0.5)%	0.7%	—%	(9.3)%
Total net revenue	$717.7	$767.5	(6.5)%	(8.8)%	(1.1)%	(16.9)%	(23.9)%

Net Revenue:
Patient Support Systems	$376.1	$447.8	(16.0)%	(18.1)%	(13.2)%	(22.8)%	(29.8)%
Front Line Care	265.9	252.1	5.5%	3.0%	11.3%	(6.0)%	(13.6)%
Surgical Solutions	75.7	67.6	12.0%	8.1%	76.4%	(20.2)%	(25.7)%
Total net revenue	$717.7	$767.5	(6.5)%	(8.8)%	(1.1)%	(16.9)%	(23.9)%

OUS - Outside of the United States
					U.S.	OUS
	Nine Months Ended June 30		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2021	2020
Net Revenue:
Product sales and service	$1,956.5	$1,947.1	0.5%	(1.8)%	(2.1)%	5.6%	(1.3)%
Rental revenue	264.3	228.6	15.6%	14.6%	17.5%	2.8%	(5.6)%
Total net revenue	$2,220.8	$2,175.7	2.1%	(0.1)%	0.5%	5.5%	(1.5)%

Net Revenue:
Patient Support Systems	1,151.8	1,174.0	(1.9)%	(3.8)%	(4.9)%	6.9%	(0.6)%
Front Line Care	820.8	765.0	7.3%	5.3%	7.5%	6.9%	0.7%
Surgical Solutions	248.2	236.7	4.9%	0.8%	12.0%	(0.1)%	(7.1)%
Total net revenue	$2,220.8	$2,175.7	2.1%	(0.1)%	0.5%	5.5%	(1.5)%

OUS - Outside of the United States

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30, 2021				Three Months Ended June 30, 2020
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
As Reported	12.5%	$60.5	$11.3	$0.74	17.6%	$120.2	$26.3	$1.40
Adjustments:
Acquisition and integration costs and related fair value adjustments	1.0%	7.2	1.6	0.08	0.2%	1.2	0.5	0.01
Acquisition-related intangible asset amortization	3.8%	27.0	6.6	0.31	3.6%	27.5	6.6	0.31
Field corrective actions	—%	—	—	—	0.1%	0.8	0.2	0.01
Regulatory compliance costs	0.9%	6.2	1.5	0.07	0.5%	4.1	1.1	0.04
Special charges	0.7%	5.9	1.2	0.07	1.2%	9.5	2.5	0.10
Debt refinancing costs	—%	9.8	2.3	0.11	—%	—	—	—
Loss on disposition of business	—%	$—	$—	$—	—%	$(0.3)	$(4.2)	$0.06
Pension settlement expense	—%	$—	$—	$—	—%	$(0.1)	$—	$—
COVID-19 related costs and benefits, net	—%	$—	$—	$—	0.5%	$1.9	$0.8	$0.02
Adjusted Earnings	18.9%	$116.6	$24.5	$1.38	23.7%	$164.8	$33.8	$1.95

	Nine Months Ended June 30, 2021				Nine Months Ended June 30, 2020
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
As Reported	12.9%	$238.4	$43.3	$2.92	13.9%	$219.6	$39.0	$2.68
Adjustments:
Acquisition and integration costs and related fair value adjustments	0.6%	13.9	3.2	0.16	(0.1)%	(2.6)	1.4	(0.06)
Acquisition-related intangible asset amortization	3.6%	80.7	19.6	0.91	3.7%	81.3	19.6	0.92
Field corrective actions	0.1%	1.6	0.4	0.02	0.1%	2.1	0.6	0.02
Regulatory compliance costs	0.6%	12.5	3.1	0.14	0.5%	12.9	3.1	0.15
Special charges	1.8%	40.1	9.7	0.46	1.2%	26.1	6.1	0.30
Debt refinancing costs	—%	9.8	2.3	0.11	—%	16.1	3.7	0.18
Loss on disposition of business	—%	—	—	—	—%	0.2	(4.1)	0.06
Pension settlement expense	—%	—	—	—	—%	8.4	1.9	0.10
Litigation settlements	—%	(6.8)	(1.6)	(0.08)	—%	(1.2)	(0.3)	(0.01)
COVID-19 related costs and benefits, net	—%	(0.1)	—	—	0.2%	1.9	0.8	0.02
Adjusted Earnings	19.6%	$390.1	$80.0	$4.64	19.5%	$364.8	$71.8	$4.36

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share amounts)

	June 30, 2021	September 30, 2020
ASSETS
Current Assets
Cash and cash equivalents	$272.5	$296.5
Trade accounts receivable, net of allowances of $23.7 and $25.9 as of June 30, 2021 and September 30, 2020	575.9	594.9
Inventories, net of reserves	329.1	352.0
Other current assets	128.7	121.5
Total current assets	1,306.2	1,364.9
Property, plant and equipment	877.4	858.2
Less accumulated depreciation	(583.7)	(552.1)
Property, plant and equipment, net	293.7	306.1
Goodwill	1,845.6	1,835.5
Other intangible assets and software, net	965.0	976.7
Deferred income taxes	33.6	32.9
Other assets	128.6	155.0
Total Assets	$4,572.7	$4,671.1
LIABILITIES
Current Liabilities
Trade accounts payable	$219.0	$236.5
Short-term borrowings	238.4	222.3
Accrued compensation	164.4	144.9
Accrued product warranties	30.2	30.8
Accrued rebates	47.4	44.8
Deferred revenue	108.6	110.1
Other current liabilities	137.7	162.8
Total current liabilities	945.7	952.2

Long-term debt	1,482.2	1,655.7
Accrued pension and postretirement benefits	93.8	89.3
Deferred income taxes	110.7	113.0
Other long-term liabilities	119.3	134.8
Total Liabilities	2,751.7	2,945.0
SHAREHOLDERS' EQUITY
Capital Stock:
Preferred stock - without par value: Authorized - 1,000,000; none issued or outstanding
Common stock - without par value: Authorized - 199,000,000	4.4	4.4
Issued: 88,457,634 shares as of June 30, 2021 and September 30, 2020; Outstanding: 65,794,393 shares as of June 30, 2021 and 66,640,832 shares as of September 30, 2020
Additional paid-in capital	694.2	667.0
Retained earnings	2,278.4	2,132.2
Accumulated other comprehensive (loss)	(139.5)	(180.2)
Treasury stock, common shares at cost: 22,663,241 as of June 30, 2021 and 21,816,802 as of September 30, 2020	(1,016.5)	(897.3)
Total Shareholders’ Equity	1,821.0	1,726.1
Total Liabilities and Shareholders' Equity	$4,572.7	$4,671.1

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended June 30
	2021	2020
Operating Activities
Net income	$195.1	$180.6
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of property, plant, equipment and software	56.9	51.6
Acquisition-related intangible asset amortization	80.7	81.3
Amortization of debt discounts and issuance costs	2.8	3.0
Loss on extinguishment of debt	9.8	15.6
Benefit for deferred income taxes	(6.8)	(14.1)
Loss on disposal of property, equipment, intangible assets and impairments	0.3	1.5
Stock compensation	32.7	27.2
Other operating activities	14.6	16.0
Change in working capital excluding cash, current debt, acquisitions and dispositions:
Trade accounts receivable	20.9	12.3
Inventories	12.4	(60.2)
Other current assets	(6.8)	(10.4)
Trade accounts payable	(10.1)	16.5
Accrued expenses and other liabilities	19.4	(8.1)
Other assets and liabilities	(11.5)	2.0
Net cash, cash equivalents and restricted cash provided by operating activities	410.4	314.8
Investing Activities
Purchases of property, plant, equipment and software	(69.0)	(72.0)
Proceeds on sale of property and equipment	2.4	1.6
Payment for acquisition of businesses, net of cash acquired	(30.0)	(20.6)
Other investing activities	—	0.6
Net cash, cash equivalents and restricted cash used in investing activities	(96.6)	(90.4)
Financing Activities
Payments of long-term debt	(37.6)	(37.6)
Borrowings on Revolving Credit Facility	475.0	190.0
Payments on Revolving Credit Facility	(315.0)	(155.0)
Borrowings on Securitization Facility	46.1	17.7
Payments on Securitization Facility	(30.0)	(17.7)
Borrowings on Note Securitization Facility	90.0	32.6
Payments on Note Securitization Facility	(90.0)	(21.2)
Prepayment premium on redemption of 5.00% Notes and 5.75% Notes	(7.5)	(12.2)
Redemption of 5.00% Notes and 5.75% Notes	(300.0)	(425.0)
Cash dividends	(46.3)	(43.3)
Proceeds on exercise of stock options	8.1	8.5
Stock repurchases for stock award withholding obligations	(9.3)	(16.4)
Stock repurchases in the open market	(130.7)	(54.1)
Other financing activities	5.0	6.0
Net cash, cash equivalents and restricted cash used in financing activities	(342.2)	(527.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4.4	1.3
Net Cash Flows	(24.0)	(302.0)
Cash, Cash Equivalents and Restricted Cash:
At beginning of period	296.5	633.8
At end of period	$272.5	$331.8